Exhibit (23)(f)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-153353-03) of Consumers Energy Company of our report dated February 19, 2007 relating to the financial statements of Midland Cogeneration Venture L.P., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 25, 2009